Anterix Inc. Reports
Second Quarter Fiscal Year 2025 Results

Woodland Park, NJ – November 13, 2024 – Anterix (NASDAQ: ATEX) today announced its second quarter fiscal 2025 results and filed its Form 10-Q for the three and six months ended September 30, 2024. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://www.investors.anterix.com/Q22025/.

“Our results in the second quarter of fiscal 2025 reflect Anterix’s strong market positioning and continued progress in our journey to drive 900 MHz private wireless broadband networks throughout the utility sector. In my first month as President and CEO at Anterix, I have been impressed by our team and the upcoming opportunities for our group. I see an incredible runway for Anterix to grow, with the value of private broadband networks to utilities being stronger than I have ever seen across my 30-year career,” commented Scott Lang, Anterix President and CEO.

“Looking ahead, I am extremely encouraged by our active customer pipeline and the discussions ongoing with prospective clients. In the coming months, we plan to have a dedicated focus on a number of key objectives from enhancing pipeline relationships and innovating our customer approach. The future is bright at Anterix, and I look forward to updating the market on our progress in the quarters ahead.”

Financial and Operational Highlights

–Cash and cash equivalents of $43.1 million as of September 30, 2024
–Received a $7.5 million milestone payment from Ameren Corporation
–Approximately $168 million of contracted proceeds due to be received with $110 million expected through fiscal 2026
–Spectrum clearing costs of $5.5 million
–Approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers

Liquidity and Balance Sheet

At September 30, 2024, Anterix had no debt and cash and cash equivalents of $43.1 million. In addition, the Company had a restricted cash balance of $7.6 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In the fiscal second quarter of 2025, Anterix did not have any share repurchase activity and approximately $234.0 million remains under the current share repurchase program as of September 30, 2024.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Thursday November 14, 2024. Interested parties can participate in the call by dialing 1-833-816-1120 and asking the operator to be joined into the Anterix call. International callers should dial 1-412-317-1861. A replay of the call will be accessible on the Investor Relations section of Anterix’s website at https://www.anterix.com/events/.

About Anterix Inc.

At Anterix, we partner with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 100 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to the

Anterix’s business or financial results or outlook. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements, (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; and (iii) Anterix’s ability to qualify for and timely secure broadband licenses. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$43,129	$60,578
Spectrum receivable	12,063	8,521
Prepaid expenses and other current assets	1,582	3,912
Total current assets	56,774	73,011
Escrow deposits	7,608	7,546
Property and equipment, net	1,726	2,062
Right of use assets, net	4,987	4,432
Intangible assets	221,863	216,743
Deferred broadband costs	23,759	19,772
Other assets	520	1,328
Total assets	$317,237	$324,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,086	$8,631
Operating lease liabilities	1,806	1,850
Contingent liability	1,000	1,000
Deferred revenue	5,915	6,470
Total current liabilities	15,807	17,951
Operating lease liabilities	3,845	3,446
Contingent liability	25,000	15,000
Deferred revenue	120,712	115,742
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	7,670	6,281
Other liabilities	229	531
Total liabilities	178,174	163,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2024 and March 31, 2024	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,618,271 shares issued and outstanding at September 30, 2024 and 18,452,892 shares issued and outstanding at March 31, 2024	2	2
Additional paid-in capital	541,551	533,203
Accumulated deficit	(402,490)	(372,173)
Total stockholders’ equity	139,063	161,032
Total liabilities and stockholders’ equity	$317,237	$324,894

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Spectrum revenue	$1,551	$1,052	$3,076	$1,660
Operating expenses
General and administrative	11,397	11,905	24,248	23,578
Sales and support	1,357	1,310	3,207	2,585
Product development	1,776	1,147	3,526	2,216
Depreciation and amortization	151	209	330	455
Operating expenses	14,681	14,571	31,311	28,834
Gain on disposal of intangible assets, net	—	(8,513)	(93)	(19,298)
Gain on sale of intangible assets, net	—	(7,332)	—	(7,332)
Loss from disposal of long-lived assets, net	—	67	—	36
(Loss) gain from operations	(13,130)	2,259	(28,142)	(580)
Interest income	585	396	1,279	782
Other income	9	63	25	158
(Loss) income before income taxes	(12,536)	2,718	(26,838)	360
Income tax expense	230	645	1,452	405
Net (loss) income	$(12,766)	$2,073	$(28,290)	$(45)
Net (loss) income per common share basic	$(0.69)	$0.11	$(1.53)	$—
Net (loss) income per common share diluted	$(0.69)	$0.11	$(1.53)	$—
Weighted-average common shares used to compute basic net (loss) income per share	18,586,075	18,921,126	18,531,169	18,935,929
Weighted-average common shares used to compute diluted net (loss) income per share	18,586,075	19,109,394	18,531,169	18,935,929

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss (income)	$(12,766)	$2,073	$(28,290)	$(45)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	151	209	330	455
Stock compensation expense	3,408	3,838	7,754	8,103
Deferred income taxes	332	645	1,389	373
Right of use assets	398	262	832	545
Gain on disposal of intangible assets, net	—	(8,513)	(93)	(19,298)
Gain on sale of intangible assets, net	—	(7,332)	—	(7,332)
Loss from disposal of long-lived assets, net	—	67	—	36
Changes in operating assets and liabilities
Prepaid expenses and other assets	551	225	1,525	788
Accounts payable and accrued expenses	21	(795)	(1,537)	374
Due to related parties	—	—	—	(533)
Operating lease liabilities	(501)	(371)	(1,032)	(759)
Contingent liability	—	—	10,000	—
Deferred revenue	5,940	20,114	4,415	19,506
Other liabilities	(182)	—	(302)	—
Net cash (used in) provided by operating activities	(2,648)	10,422	(5,009)	2,213
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets, including refundable deposits, retuning costs and swaps	(5,504)	(4,907)	(10,904)	(10,077)
Proceeds from sale of spectrum	—	25,178	—	25,178
Purchases of equipment	(41)	(187)	(41)	(212)
Net cash (used in) provided by investing activities	(5,545)	20,084	(10,945)	14,889
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	343	—	1,960	7
Repurchases of common stock	—	(10,735)	(2,027)	(10,735)
Payments of withholding tax on net issuance of restricted stock	(705)	(270)	(1,366)	(1,022)
Net cash used in financing activities	(362)	(11,005)	(1,433)	(11,750)
Net change in cash and cash equivalents and restricted cash	(8,555)	19,501	(17,387)	5,352
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	59,292	29,033	68,124	43,182
Cash and cash equivalents and restricted cash at end of the period	$50,737	$48,534	$50,737	$48,534

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Taxes paid	$885	$1	$885	$1
Operating leases paid	$606	$578	$1,199	$1,152
Non-cash investing activity:
Network equipment provided in exchange for wireless licenses	$—	$130	$47	$568
Deferred gain on sale of intangible assets	$—	$4,889	$—	$4,889
Derecognition of contingent liability related to sale of intangible assets	$—	$18,840	$—	$18,840
Right of use assets new leases	$42	$41	$290	$106
Right of use assets modifications and renewals	$850	$55	$1,097	$55

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	September 30, 2024	June 30, 2024	March 31, 2024
Cash and cash equivalents	$43,129	$51,715	$60,578
Escrow deposits	7,608	7,577	7,546
Total cash and cash equivalents and restricted cash	$50,737	$59,292	$68,124

	September 30, 2023	June 30, 2023	March 31, 2023
Cash and cash equivalents	$48,534	$29,033	$43,182
Escrow deposits	—	—	—
Total cash and cash equivalents and restricted cash	$48,534	$29,033	$43,182

Anterix Inc.
Earnings Release Tables
Other Financial Information
(Unaudited, in thousands except per share data)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Number of shares repurchased and retired	—	333	63	333
Average price paid per share*	$—	$32.69	$32.47	$32.69
Total cost to repurchase	$—	$10,735	$2,027	$10,735
*Average price paid per share includes costs associated with the repurchases.
As of September 30, 2024, $234.0 million is remaining under the share repurchase program.